EXHIBIT 99.1

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fourth Quarter and Full Year 2023 Results

Santa Ana, CA – February 7, 2024 – TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and quick-turn and technologically advanced printed circuit boards (“PCB”), today reported results for the fourth quarter and full year 2023, which ended on January 1, 2024.

Fourth Quarter 2023 Highlights

•	Net sales were $569.0 million

•	GAAP net income of $17.3 million, or $0.17 per diluted share

•	Non-GAAP net income was $43.0 million, or $0.41 per diluted share

•	Cash flow from operations was $47.5 million

•	Repurchased 784 thousand shares of common stock for $9.8 million at an average price of $12.52 per share

Fourth Quarter 2023 GAAP Financial Results

Net sales for the fourth quarter of 2023 were $569.0 million, compared to $617.2 million in the fourth quarter of 2022.

GAAP operating income for the fourth quarter of 2023 was $34.6 million. GAAP operating income for the fourth quarter of 2022 was $97.6 million and included a gain of $51.8 million in December 2022 from the sale of the property occupied by our former Shanghai E-MS entity.

GAAP net income for the fourth quarter of 2023 was $17.3 million, or $0.17 per diluted share, compared to GAAP net income of $6.0 million, or $0.06 per diluted share in the fourth quarter of 2022.

Fourth Quarter 2023 Non-GAAP Financial Results

On a non-GAAP basis, net income for the fourth quarter of 2023 was $43.0 million, or $0.41 per diluted share. This compares to non-GAAP net income of $42.7 million, or $0.41 per diluted share, for the fourth quarter of 2022.

Adjusted EBITDA in the fourth quarter of 2023 was $80.9 million, or 14.2% of sales compared to adjusted EBITDA of $81.6 million, or 13.2% of sales for the fourth quarter of 2022.

“TTM executed a strong finish to the year registering a Non-GAAP EPS that was above the high end of the guided range due to excellent operating performance and favorable product mix. Revenues were within the guided range as upside in our Aerospace and Defense and Data Center Computing end markets was offset by demand softness in our Automotive and Medical, Industrial and Instrumentation end markets,” said Tom Edman, CEO of TTM. “In addition, cash flow from operations was a healthy 8.3% of revenue enabling us to repurchase stock while maintaining a solid balance sheet with a net leverage ratio of 1.6x. Finally, our Penang facility has all major processes running and we are currently sampling product to customers,” concluded Mr. Edman.

Full Year 2023 Results

Net sales for 2023 decreased to $2.2 billion from $2.5 billion in 2022, an 11% decrease.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

GAAP operating income for 2023 was $42.3 million, inclusive of a $44.1 million goodwill impairment charge related to the RF&S Components segment. This is a decrease from GAAP operating income of $210.4 million in 2022.

GAAP net loss for 2023 was $18.7 million, or ($0.18) per diluted share, compared to GAAP net income of $94.6 million, or $0.91 per diluted share, in 2022.

On a non-GAAP basis, net income for 2023 was $139.5 million, or $1.33 per diluted share. This compares to 2022 non-GAAP net income of $181.2 million, or $1.74 per diluted share.

Adjusted EBITDA for 2023 was $298.2 million, or 13.4% of net sales, compared to $343.1 million, or 13.8% of net sales, for 2022.

“We delivered solid results in 2023 despite a challenging year. Declines in our commercial end markets were partially offset with growth in our Aerospace and Defense end market. Better product mix and execution in North America and Asia Pacific helped to mitigate margin declines,” continued Edman. “We refinanced our Term Loan and ABL, improving tenor, resulting in no maturities until 2028. Finally, in 2023, we generated $187.3 million in operating cash flow which enabled us to strengthen our balance sheet, while returning $24.4 million of capital to our shareholders.”

Business Outlook

For the first quarter of 2024, TTM estimates that revenues will be in the range of $530 million to $570 million, and non-GAAP net income will be in the range of $0.24 to $0.30 per diluted share.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2023 results and the first quarter 2024 outlook on Wednesday, February 7, 2024, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. fourth quarter and full year 2023 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call will also be simulcast on the company’s website, and can be accessed by clicking on the link TTM Technologies, Inc. fourth quarter and full year 2023 webcast. The webcast will remain accessible for one week following the live event.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies, Inc. fourth quarter and full year 2023 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including mission systems, RF components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates ,and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Full Year
	2023	2022	2023	2022
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$569,039	$617,156	$2,232,567	$2,495,046
Cost of goods sold	453,671	495,754	1,819,299	2,037,081

Gross profit	115,368	121,402	413,268	457,965

Operating expenses:
Selling and marketing	18,677	19,529	76,922	75,182
General and administrative	37,802	36,317	149,631	158,180
Research and development	7,590	6,698	27,272	24,808
Amortization of definite-lived intangibles	11,430	10,275	48,675	37,097
Impairment of goodwill	—	—	44,100	—
Restructuring charges	5,291	2,827	24,352	4,094
Gain on sale of SH E-MS property	—	(51,804)	—	(51,804)

Total operating expenses	80,790	23,842	370,952	247,557

Operating income	34,578	97,560	42,316	210,408

Interest expense	(13,373)	(12,506)	(48,124)	(45,517)
Loss on extinguishment of debt	—	—	(1,154)	—
Gain on sale of subsidiary	—	—	1,270	—
Other, net	(3,321)	(1,960)	5,989	17,972

Income before income taxes	17,884	83,094	297	182,863
Income tax provision	(546)	(77,077)	(19,015)	(88,280)

Net income (loss)	$17,338	$6,017	$(18,718)	$94,583

Earnings (loss) per share:
Basic	$0.17	$0.06	$(0.18)	$0.93
Diluted	0.17	0.06	(0.18)	0.91

Weighted-average shares used in computing per share amounts:
Basic	102,327	102,217	102,744	102,074
Diluted	104,302	104,220	102,744	103,866

Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	102,327	102,217	102,744	102,074
Dilutive effect of warrants	—	—	—	1
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,975	2,003	—	1,791

Diluted shares	104,302	104,220	102,744	103,866

	January 1, 2024	January 2, 2023
SELECTED BALANCE SHEET DATA
Cash and cash equivalents, including restricted cash	$450,208	$402,749
Accounts and notes receivable, net	413,557	473,225
Receivable from sale of SH E-MS property	6,737	69,240
Contract assets	292,050	335,788
Inventories	213,075	170,639
Total current assets	1,429,687	1,493,056
Property, plant and equipment, net	807,667	724,204
Operating lease right of use asset	86,286	18,862
Other non-current assets	1,000,023	1,087,482
Total assets	3,323,663	3,323,604

Short-term debt, including current portion of long-term debt	$3,500	$50,000
Accounts payable	334,609	361,788
Total current liabilities	703,984	761,325
Debt, net of discount	914,336	879,407
Total long-term liabilities	1,108,640	1,026,700
Total equity	1,511,039	1,535,579
Total liabilities and equity	3,323,663	3,323,604

	Fourth Quarter		Full Year
	2023	2022	2023	2022
SUPPLEMENTAL DATA
Gross margin	20.3%	19.7%	18.5%	18.4%
Operating margin	6.1%	15.8%	1.9%	8.4%

End Market Breakdown:
	Fourth Quarter
	2023	2022
Aerospace and Defense	46%	40%
Automotive	15%	16%
Data Center Computing	17%	14%
Medical/Industrial/Instrumentation	16%	17%
Networking	6%	13%
Stock-based Compensation:
	Fourth Quarter
	2023	2022
Amount included in:
Cost of goods sold	$2,084	$1,699
Selling and marketing	878	717
General and administrative	2,891	2,674
Research and development	306	304

Total stock-based compensation expense	$6,159	$5,394

Operating Segment Data:
	Fourth Quarter
	2023	2022
Net sales:
PCB	$559,728	$605,268
RF&S Components	9,311	11,888

Total net sales	$569,039	$617,156

Operating segment income:
PCB	$78,117	$79,573
RF&S Components	2,913	5,122
Corporate & Other	(32,687)	24,523

Total operating segment income	48,343	109,218
Amortization of definite-lived intangibles	(13,765)	(11,658)

Total operating income	34,578	97,560
Total other expense	(16,694)	(14,466)

Income before income taxes	$17,884	$83,094

	Fourth Quarter		Full Year
	2023	2022	2023	2022
RECONCILIATIONS[1]
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$115,368	$121,402	$413,268	$457,965
Add back item:
Amortization of definite-lived intangibles	2,335	1,383	12,901	5,534
Accelerated depreciation associated with plant closures/restructuring	1,950	—	5,324	124
Stock-based compensation	2,084	1,699	7,455	5,846
Unrealized (gain) loss on commodity hedge	(701)	(2,407)	(1,192)	1,785
Purchase accounting related inventory markup	—	79	327	327

Non-GAAP gross profit	$121,036	$122,156	$438,083	$471,581

Non-GAAP gross margin	21.3%	19.8%	19.6%	18.9%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$34,578	$97,560	$42,316	$210,408
Add back items:
Amortization of definite-lived intangibles	13,765	11,658	61,576	42,631
Accelerated depreciation associated with plant closures/restructuring	1,950	—	5,324	124
Stock-based compensation	6,159	5,394	22,887	19,525
Gain on sale of assets	—	(55,979)	(104)	(55,979)
Unrealized (gain) loss on commodity hedge	(701)	(2,407)	(1,192)	1,785
Purchase accounting related inventory markup	—	79	327	327
Impairment, restructuring, acquisition-related and other charges	5,291	3,261	67,239	16,066

Non-GAAP operating income	$61,042	$59,566	$198,373	$234,887

Non-GAAP operating margin	10.7%	9.7%	8.9%	9.4%
Non-GAAP net income and EPS reconciliation[4]:
GAAP net income (loss)	$17,338	$6,017	$(18,718)	$94,583
Add back items:
Amortization of definite-lived intangibles	13,765	11,658	61,576	42,631
Accelerated depreciation associated with plant closures/restructuring	1,950	—	5,324	124
Stock-based compensation	6,159	5,394	22,887	19,525
Non-cash interest expense	478	543	2,204	2,152
Gain on sale of assets	—	(55,979)	(104)	(56,806)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	—	—	1,154	—
Gain on sale of subsidiary	—	—	(1,270)	—
Unrealized (gain) loss on commodity hedge	(701)	(2,407)	(1,192)	1,785
Purchase accounting related inventory markup	—	79	327	327
Impairment, restructuring, acquisition-related and other charges	5,291	3,261	67,239	16,066
Income taxes[5]	(1,314)	74,131	113	60,895

Non-GAAP net income	$42,966	$42,697	$139,540	$181,183

Non-GAAP earnings per diluted share	$0.41	$0.41	$1.33	$1.74

Non-GAAP diluted number of shares:
GAAP diluted number of shares	104,302	104,220	102,744	103,866
Dilutive effect of performance-based stock units, restricted stock units & stock options	—	—	1,851	—

Non-GAAP diluted number of shares	104,302	104,220	104,595	103,866

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$17,338	$6,017	$(18,718)	$94,583
Add back items:
Income tax provision	546	77,077	19,015	88,280
Interest expense	13,373	12,506	48,124	45,517
Amortization of definite-lived intangibles	13,765	11,658	61,576	42,631
Depreciation expense	25,095	23,970	99,155	91,276
Stock-based compensation	6,159	5,394	22,887	19,525
Gain on sale of assets	—	(55,979)	(104)	(56,806)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	—	—	1,154	—
Gain on sale of subsidiary	—	—	(1,270)	—
Unrealized (gain) loss on commodity hedge	(701)	(2,407)	(1,192)	1,785
Purchase accounting related inventory markup	—	79	327	327
Impairment, restructuring, acquisition-related and other charges	5,291	3,261	67,239	16,066

Adjusted EBITDA	$80,866	$81,576	$298,193	$343,085

Adjusted EBITDA margin	14.2%	13.2%	13.4%	13.8%

Free cash flow reconciliation:
Operating cash flow	$47,470	$77,559	$187,284	$272,873
Capital expenditures, net	(45,954)	(20,779)	(159,737)	(96,874)

Free cash flow	$1,516	$56,780	$27,547	$175,999

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures/restructuring, stock-based compensation expense, unrealized (gain) loss on commodity hedge, and purchase accounting related inventory markup.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures/restructuring, stock-based compensation expense, gain on sale of assets, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation associated with plant closures/restructuring, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, gain on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, gain on sale of subsidiary, unrealized (gain) loss on commodity hedge, purchase accounting related inventory markup, impairment of goodwill, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.